Exhibit 99.1

This statement is being filed by each of EIG BBTS Holdings, LLC (“EIG BB”), EIG Management Company, LLC (“EIG Management”), EIG Asset Management, LLC (“EIG Asset”), EIG Global Energy Partners, LLC (“EIG Global”), The R. Blair Thomas 2010 Irrevocable Trust (“RBT Trust”), R. Blair Thomas, the Randall Wade 2010 Irrevocable Trust (the “RW Trust”), the Kristina Wade 2010 Irrevocable Trust (the “KW Trust”) and Randall S. Wade.  We refer to EIG BB, EIG Management, EIG Asset, EIG Global, RBT Trust, Mr. Thomas, the RW Trust, the KW Trust and Mr. Wade, collectively, as the "Reporting Persons."

Mr. Thomas is a trustee of RBT Trust.  Mr. Wade is a  trustee of each of the RW Trust and the KW Trust.  The RBT Trust, the RW Trust and the KW Trust are members of EIG Global, which owns a majority of (and is manager of) EIG Asset, which is the sole member of EIG Management, which is the manager of EIG BB.  EIG BB owns 35.5% of the limited partner interest in Southcross Holdings LP (“Holdings”) and 36% of Southcross Holdings GP LLC (“Holdings GP”).

Holdings GP is the general partner of Holdings, which is the sole member of Southcross Holdings Guarantor GP LLC, which is the general partner of Southcross Holdings Guarantor LP, which is the sole member of Southcross Holdings Borrower GP LLC, which is the general partner of Southcross Holdings Borrower LP (“Borrower”), which directly owns all of the Common Units reported herein.  As a result of the relationship of the Reporting Persons to Borrower, the Reporting Persons may be deemed to indirectly beneficially own the securities reported herein held by Borrower.

Each Reporting Person disclaims beneficial ownership of the securities reported herein (except to the extent of such Reporting Person’s indirect pecuniary interest in such securities), and this report shall not be deemed an admission that any such Reporting Person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.